                                                                  EXHIBIT 10.41


                                    SUBLEASE


THIS SUBLEASE is made and entered into by and between Mackenzie Investment Management, Inc. ("Landlord") and BB&T Capital Markets, Inc., a division of Scott & Stringfellow, Inc. ("Tenant").

1.       BASIC LEASE PROVISIONS.

A.       Property Address: 925 South Federal Highway, Boca Raton, Florida
33432.

B.       Tenant's Address:

                  BB&T Capital Markets, Inc.
                  2400 Reynolds Road (27106)
                  P.O. Box 1220
                  Winston-Salem, NC 27012-1220
                  Attn: Real Estate Department

C.       Landlord's Address (for notices):

                  Mackenzie Investment Management, Inc.
                  925 South Federal Highway
                  Suite 600
                  Boca Raton, FL 33432
                  Attention: Robert Perry

With copies to:

                  Holland & Knight
                  One East Broward Boulevard
                  P.O. Box 14070
                  Fort Lauderdale, Florida 33301

Attention: Irwin J. Fayne, Esq.

D. Prime Landlord: Boca II Associates, Ltd., a Florida limited partnership

E.       Prime Landlord's Address (for notices):

                  Boca II Associates, Ltd.
                  3348 Peachtree Road
                  Suite 675
                  Atlanta, Georgia 30326
                  Attn: Accounts Payable

                  With copies to:

                  Songy Partners Realty, Ltd.
                  925 South Federal Highway
                  Suite 300
                  Boca Raton, Florida 33432
                  Attn: Property Manager

F. Identification of Prime Lease and all amendments: Office Lease dated March 20, 2000 between Prime Landlord and Landlord.

G.       Sublease Term: 36 months

H. Commencement Date: The earlier to occur of the following: (i) Tenant opening for business in the Subleased Premises, or (ii) March 12, 2002.

I.       Expiration Date: 36 months after Commencement Date

J. Base Rent: For purposes of this Sublease, a "Lease Year" is a period of 12 months commencing on the Commencement Date or anniversary thereof.

Lease Year                  Annual                        Monthly
----------                ----------                     ---------

   1                      222,901.74                     18,575.14
   2                      228,348.72                     19,029.06
   3                      233,866.44                     19,488.87

K.       Payee of Rent: Landlord

L.       Address for Payment of Rent: Landlord's Address

M. Description of Subleased Premises: Suite 400 as more particularly depicted on Exhibit A attached hereto, consisting of 7,074 square feet of rentable area, which number is stipulated and agreed by the parties.

N.       Security Deposit: none

O.       Tenant's Use: "Permitted Use" as defined in the Prime Lease.

P.       Broker: Songy Partners Realty LTD

2. PRIME LEASE. Landlord is the tenant under a Prime Lease (the "Prime Lease") with the Prime Landlord identified in Section 1.D. Landlord represents and warrants to Tenant that


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


(a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord governing the use and occupancy of the Subleased Premises and (b) the Prime Lease is, as of the date hereof, in full force and effect.

3. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, the Subleased Premises.

4. TERM. The term of this Sublease (hereinafter "Term") shall commence on the Commencement Date specified in Section 1.H. The Term shall expire on the date ("Expiration Date") specified in Section 1.I., unless sooner terminated as otherwise provided elsewhere in the Sublease.

5. POSSESSION. Landlord agrees to deliver possession of the Subleased Premises in their condition as of the execution and delivery hereof, reasonable wear and tear excepted; that is to say, AS IS. Notwithstanding the foregoing, Landlord agrees to provide at its sole expense the following ("Landlord's Work"): building standard mini-blinds on all exterior window openings; and a one-hour demising partition and a wall and fire door at end of hallway, all as more particularly depicted on Exhibit A attached hereto.

7. TENANT'S USE. The Subleased Premises shall be used and occupied only for the Tenant's Use set forth in Section 1.O. It is expressly acknowledged by the Landlord and the Prime Landlord that Tenant shall have the right to engage in the sale and/or administration of mutual funds.

8. RENT. Beginning on March 12, 2002, Tenant agrees to pay the Base Rent set forth in Section 1.J. to the Payee specified in Section 1.K., at the address specified in Section l.L., or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed "Additional Rent", and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Sublease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease. Tenant shall pay, together with each payment of Rent, any and all applicable taxes (sales and otherwise, but expressly excluding any income tax) with respect to same. If the Commencement Date and, therefore, the obligation to pay Base Rent hereunder begins on a day other than the first day of a calendar month, then Base Rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth
(1/30th) of Base Rent for each day of that month from and including the Commencement Date, payable in advance, as specified above.

9.       (INTENTIONALLY DELETED)


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


10.      (INTENTIONALLY DELETED)

11. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord, if required under the Prime Lease. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant's quiet and peaceable enjoyment of the Subleased Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

12. TENANT'S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, naming Landlord, as well as Prime Landlord, in the manner required therein and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to the Subleased Premises. Tenant shall furnish to Landlord a certificate of Tenant's insurance required hereunder not later than ten (10) days prior to Tenant's entry into the Subleased Premises. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party's property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Tenant hereby waives claims against Prime Landlord and Landlord for property damage to the Subleased Premises or its contents to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease.

13. ASSIGNMENT OR SUBLETTING. Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) further sublet the Subleased Premises or any part thereof; or (iv) permit the occupancy of the Subleased Premises or any part thereof by anyone other than Tenant. Landlord's consent to an assignment of this Sublease or a further sublease of the Subleased Premises shall not be unreasonably withheld provided that all of the following criteria are met:

                  (i) The proposed assignee or subtenant or occupant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                  (ii) The form of the proposed sublease or instrument of assignment or occupancy shall be reasonably satisfactory to Landlord;

                  (iii) Tenant complies with all requirements applicable to the proposed assignment or sublease as set forth in the Prime Lease and obtains Prime Landlord's consent thereto; and

                  (iv) Tenant shall give notice of a requested transfer to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 60 days after the


                                    4 of 14
giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report and (d) such other information as Landlord may reasonably request.

         Notwithstanding the foregoing, provided Tenant gives Landlord fifteen
(15) days prior written notice and includes with such notice a copy of the written approval of Prime Landlord with respect to same, Tenant shall be entitled to assign this Sublease or sublet the Subleased Premises to an entity ("Controlled Tenant") (i) resulting from the merger of the originally named Tenant with, or acquisition (including all or substantially all of the assets) by or of, another company, provided such Controlled Tenant shall have a net worth not less than the tangible net worth of Tenant as of the date of this Lease or (ii) any company that is and remains throughout the Sublease Term an affiliate of Tenant. As used in the immediately preceding sentence, an affiliate is a company that controls Tenant, is controlled by Tenant or which is controlled by a company that likewise controls Tenant. In connection with any such assignment, Tenant shall cause the Controlled Tenant to execute and deliver to Landlord an agreement whereby the Controlled Tenant agrees to be bound by all the covenants and agreements in this Sublease which Tenant has agreed to keep, observe or perform, and whereby the Controlled Tenant agrees that the provisions of this paragraph shall be binding upon it as if it were the original Tenant hereunder. Together with its required notice to Landlord regarding the proposed transfer to a Controlled Tenant, Tenant shall provide Landlord with supporting documentation confirming to Landlord's reasonable satisfaction that the transferee is, in fact, a Controlled Tenant. Notwithstanding the foregoing, in no event shall the Tenant be released from liability for the obligations under this Sublease upon a transfer to a Controlled Tenant.

14. RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building. Landlord shall not be liable in any way for damage caused by the non observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

15. REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs set forth in Section 10. hereof and Tenant shall, at Tenant's own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Subleased Premises or to Tenant's particular use or manner of use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Subleased Premises, unless such alteration is required by reason of Tenant's particular use or manner of use of the Subleased Premises, or a condition which has been created by or at the sufferance of Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. As used herein "structure" or "structural" shall have the definition ascribed to it in the Prime Lease or if no specific definition is given therein "structure" or "structural" shall mean that portion of the Building which is integral to the integrity of the Building as an existing enclosed unit and shall,


                                    5 of 14
in any event, include footings, foundation, outside walls, skeleton, bearing columns and interior bearing walls, floor slabs, roof and roofing system.

16. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Subleased Premises, or of a taking of all or a part of the Building or Subleased Premises wider the power of eminent domain, Landlord shall be entitled to exercise all of its applicable rights under the Prime Lease even if such exercise results in cancellation of the Prime Lease and therefore this Lease. Only in the event Landlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to a pro rata share of such rent abatement unless the effect on the Subleased Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be. Such pro rata share shall be a fraction, the numerator of which is the rentable area of the Subleased Premises and the denominator of which is the rentable area of the Subleased Premises described in the Prime Lease.

17. ALTERATIONS. Tenant shall not make any alterations in or additions to the Subleased Premises ("Alterations") if to do so would constitute a default under the Prime Lease. If Tenant's proposed Alterations would not constitute a default under the Prime Lease, Landlord's consent thereto shall nonetheless be required, but Landlord's consent to such Alterations shall not be unreasonably withheld, delayed or conditioned and if Landlord consents thereto, Landlord shall use reasonable efforts, at Tenant's expense, to obtain the consent of Prime Landlord, if such consent is required under the Prime Lease. If Alterations by Tenant are permitted or consented to as aforesaid, Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease pertaining to the performance of such Alterations, including removal of such Alterations if required by Landlord. In addition, Tenant shall indemnify, defend and hold harmless Landlord against liability, loss, cost, damage, liens and expense imposed on Landlord arising out of the performance of Alterations by Tenant.

18. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant's right to possession of the Subleased Premises, Tenant will at once surrender and deliver up the Subleased Premises, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Sublease shall not be deemed "reasonable wear and tear". Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Subleased Premises (as distinguished from operations incident to the business of Tenant). Tenant shall surrender to Landlord all keys to the Subleased Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Subleased Premises. All Alterations in or upon the Subleased Premises made by Tenant shall become a part of and shall remain upon the Subleased Premises upon such termination without compensation, allowance or credit to Tenant provided, however, that Landlord shall have the


                                    6 of 14
right to require Tenant to remove any Alterations made by Tenant, or portion thereof, if Landlord is required to remove same pursuant to requirements of the Prime Lease. Said right shall be exercisable by Landlord giving written notice thereof to Tenant on or before thirty (30) days prior to such expiration or on or before twenty (20) days after such termination. Tenant shall also remove any Alterations made by Tenant, or portion thereof, which Prime Landlord may require Landlord to remove, pursuant to the terms of the Prime Lease. In any such event, Tenant shall restore the Subleased Premises to their condition prior to the making of such Alteration, repairing any damage occasioned by such removal or restoration. If Landlord pursuant to this Sublease or Prime Landlord pursuant to the Prime Lease has the right to require removal and does in fact so require removal of any Alteration made by Tenant, or a portion thereof, and Tenant does not make such removal in accordance with this Section, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand. As between Landlord and Tenant, Tenant shall not be required to remove any Alterations performed by Landlord prior to the Commencement Date or to restore the Subleased Premises to their condition prior to the making of such Alterations. If, however, the term of the Sublease expires at or about the date of the expiration of the Prime Lease, and if Landlord is required under or pursuant to the terms of the Prime Lease to remove any Alterations performed prior to the Commencement Date, Tenant shall permit Landlord to enter the Subleased Premises for a reasonable period of time prior to the expiration of the Sublease for the purpose of removing its Alterations and restoring the Subleased Premises as required.

19. REMOVAL OF TENANT'S PROPERTY. Upon the expiration of this Sublease, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any injury or damage to the Subleased Premises which may result from such removal, and shall restore the Subleased Premises to the same condition as prior to the installation thereof (reasonable wear and tear excepted if and to the extent it is excepted under the Prime Lease). If Tenant does not remove Tenant's Trade Fixtures from the Subleased Premises prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Subleased Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Sublease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

20. HOLDING OVER. Tenant shall have no right to occupy the Subleased Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant's right to possession in consequence of an Event of Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Subleased Premises, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord by reason of such holdover. For each and every month or partial month that


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Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Subleased Premises after the expiration of this Sublease or after termination of this Sublease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to 150% of the rate of Base Rent and Additional Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

21. ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Subleased Premises, the Building or the Property arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the Property and the interest of Landlord in the Subleased Premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Subleased Premises, the Building or the Property to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Subleased Premises by, or at the direction or sufferance of, Tenant, provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord and Landlord such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Subleased Premises, the Building or the Property by reason of non payment thereof, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges and shall have the lien released and any judgment satisfied.

22. INDEMNITY. Tenant agrees to indemnify Landlord and hold Landlord harmless from all losses, damages, liabilities and expenses which Landlord may incur, or for which Landlord may be liable to Prime Landlord, arising from the acts or omissions of Tenant which are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease.

23. LANDLORD'S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice, to inspect the Subleased Premises, or to exhibit the Subleased Premises to persons having a legitimate interest at any time during the Sublease Term.

24. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

A. Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as


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properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

B. Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C. Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

D. Tenant shall admit in writing its inability to pay its debts as they become due; or

E. The Subleased Premises are levied on by any revenue officer or similar officer; or

F. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

G.       [Intentionally Deleted]

H. Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) business days after notice thereof in writing to Tenant (however, Landlord shall not be required to give more than 3 notices of late payment during the Sublease Term, and after the third such notice, an Event of Default shall be deemed to have occurred upon any failure to pay Rent as and when required); or

I. Tenant shall default in securing insurance or in providing evidence of insurance as required herein or shall default with respect to lien claims as set forth in herein, and either such default shall continue for a period which is the earlier of (i) thirty (30) days after notice thereof in writing to Tenant or (ii) any grace period applicable thereto as set forth in the Prime Lease; or

J. Tenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any, permitted for such cure under the Prime Lease; or

K. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant, unless the default is of such a nature that it cannot be cured within thirty
(30) days in which case Tenant shall commence cure within thirty (30) days and thereafter diligently pursue the same to completion.


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25.      REMEDIES. Upon the occurrence of any one or more Events of Default,
Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease.

26. PARKING. Tenant shall be entitled to not less than 5 reserved parking spaces at locations determined by Landlord. Tenant shall pay Landlord, together with each monthly payment of Base Rent a monthly parking charge of $250.00 for said reserved parking spaces. In addition, Tenant shall be entitled to the use of additional parking spaces, unassigned and on a "first come first serve basis" based on a parking ratio of not less than 4 spaces per 1000 square feet of rentable area, or 23 unassigned spaces (for a total of 28 parking spaces). Notwithstanding anything herein to the contrary, Tenant's use of parking spaces shall be subject to applicable requirements and restrictions set forth in the Prime Lease including without limitation rules and regulations concerning same as promulgated from time to time by Prime Landlord.

27. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1.B. or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (b) if for Landlord, addressed to Landlord at the address specified in Section 1.C. or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier. Tenant may rely upon any notice, consent or approval given in writing by Landlord's agent or attorney.

28. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its actor omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Subleased Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:

A. Provided Tenant shall timely pay all Rent when and as due under this Sublease, Landlord shall pay, when and as due, all base rent, additional rent and other charges payable by Landlord to Prime Landlord under the Prime Lease;


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B.       Landlord shall perform its covenants and obligations under the Prime
Lease which do not require for their performance possession of the Subleased Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord. For example, Landlord shall at all times keep in full force and effect all insurance required of Landlord as tenant under the Prime Lease.

C. Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises. If practicable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord's performance is required under the Prime Lease. Landlord shall have the right to enter the Subleased Premises to cure any default by Tenant under this Section.

D. Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Subleased Premises which are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord, under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, upon notice from Tenant, make demand upon Prime Landlord to perform its obligations under the Prime Lease and, provided that Tenant specifically agrees to pay all costs and expenses of Landlord and provides Landlord with security reasonably satisfactory to Landlord to pay such costs and expenses, Landlord will take appropriate legal action to enforce the Prime Lease.

E. Notwithstanding any provision herein or in the Prime Lease to the contrary, Tenant shall not be obligated to continuously conduct or carry on its business in the Subleased Premises but shall otherwise comply with the terms of this Sublease and the Prime Lease, except as may be otherwise specifically set forth herein.

29. SIGNS AND ADVERTISEMENTS. Tenant shall have the right to inscribe, paint, affix or display any sign, advertisement or notice on any interior portion of the Subleased Premises. Tenant may also display its name on the main entry door of the Subleased Premises at Tenant's expense and may display its name on the Building directory, at Tenant's expense. Tenant shall have the right to change the name and the signs to any corporate or other name change of Tenant. All of Tenant's rights as set forth in this paragraph are subject to Prime Landlord's prior approval or consent if required under the Prime Lease.


                                    11 of 14

30. PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord's obtaining prior written consent hereto by Prime Landlord, if such written consent is required under the Prime Lease. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord's approval of this Sublease) with respect to the nature and operation of Tenant's business and/or the financial condition of Tenant. Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord's consent hereto shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Landlord or any further subletting of Subleased Premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord's right to consent to any assignment by Tenant of this Sublease or any sub-letting of the Subleased Premises or any part thereof. Prime Landlord's consent shall, however, be deemed to evidence Prime Landlord's agreement that Tenant may use the Subleased Premises for the purpose set forth in Section 1.O. and that Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord's property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord. If Prime Landlord fails to consent to this Sublease within thirty
(30) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Prime Landlord grants such consent.

31. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than the Broker as specified in Section 1.P., whose commission shall be paid by Landlord, and covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.

32. FORCE MAJEURE. Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on Landlord's part to be performed, if Landlord's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, delays caused directly by Tenant or its agents, employees and invitees, or any other cause beyond the reasonable control of Landlord.

33. CONSENT OF PRIME LANDLORD. Prime Landlord executes this Sublease for the sole and exclusive purpose of acknowledging its consent hereto. The foregoing consent does not release Landlord from any and all obligations under said Lease between Landlord and Prime Landlord for which it shall continue to remain liable. Notwithstanding the foregoing, Prime Landlord agrees that (i) the Subleased Premises may remain vacant or they may become vacant


                                    12 of 14
at any time during the term of this Sublease, and such fact shall not cause a default under the Prime Lease or this Sublease; (ii) it shall not require removal of the improvements and alterations described in Exhibit B attached to this Sublease; and (iii) throughout the Term of this Sublease Tenant shall be permitted to display its name on the existing monument sign located near Federal Highway. Prime Landlord shall be responsible for paying for the cost of having Tenant's name displayed on said monument sign. Tenant shall pay to Prime Landlord the sum of $1,500.00 within the ten (10) days following the installation of Tenant's name on the monument sign and presenting an invoice for the same. Nothing contained in the Sublease shall create or be construed or deemed to create privity of contract or privity of estate between Prime Landlord and BB&T Capital Markets, Inc., a division of Scott & Stringfellow, Inc. Tenant's monument signage must be consistent with graphics displayed on Prime Landlord's monument sign for other tenants and otherwise approved by the city of Boca Raton, and subject to Prime Landlord's sole discretion as to the location, material, design and size.


                                   13 of 14

         IN WITNESS WHEREOF, Landlord, Tenant and Prime Landlord have each executed this Sublease as of the dates set forth below.

Signed, sealed and delivered
in the presence of:

WITNESSES:                             LANDLORD:

                                       Mackenzie Investment Management, Inc.


/s/ Robert E. Perry
-------------------------------
Robert E. Perry
-------------------------------
Name Printed                           By: /s/ Beverly Yanowitch
                                          ------------------------------------
                                       Name: Beverly Yanowitch
/s/ George C. Devino                        ----------------------------------
-------------------------------        Title: VP & CFO
George C. Devino                             ---------------------------------
-------------------------------        Dated:  2-6-02
Name Printed                                 ---------------------------------


                                       TENANT:

                                       BB&T Capital Markets, Inc.

/s/ Hollace A. Jones
-------------------------------
Hollace A. Jones
-------------------------------
Name Printed                           By: /s/ John B. Jung, Jr.
                                          ------------------------------------
                                       Name: John B. Jung, Jr.
/s/ Pamela A. Varnier                       ----------------------------------
-------------------------------        Title: SVP
Pamela A. Varnier                            ---------------------------------
-------------------------------        Dated:  2-4-02
Name Printed                                 ---------------------------------



                                       PRIME LANDLORD:

                                       Boca II Associates, Ltd.


/s/ Tedd Nocerin
-------------------------------
Tedd Nocerin
-------------------------------
Name Printed                           By: /s/ David B. Songy
                                          ------------------------------------
                                       Name: David B. Songy
/s/ Robert Brooks                           ----------------------------------
-------------------------------        Title: President
Robert Brooks                                ---------------------------------
-------------------------------        Dated:  2/7/02
Name Printed                                 ---------------------------------



                                    14 of 14

                                                                   EXHIBIT 10.41

                                   EXHIBIT A
                               SUBLEASED PREMISES


                                 [FLOOR LAYOUT]

                                                                   EXHIBIT 10.41


                                   EXHIBIT B

                              BB&T CAPITOL MARKETS

                                  FOURTH FLOOR

                                 [FLOOR LAYOUT]

BB&T                            BOCA RATION, FLA.

CONSTRUCTION NOTES:        MATCH EXISTING CARPET - MILLIKEN CARPET TILES   SAVANNAH #183
                           MATCH EXISTING PAINT - CLASS A   EGGSHELL  BENJAMIN MOORE  MEDIUM BEIGE
                           BUILD PLATFORM AS SHOWN ON PLAN. HEIGHT OF PLATFORM TO BE 7' SEE DIMENSIONS ON PLAN
                           ENCLOSE AREA AT FAR SIDE OF PLATFORM TO CREATE OFFICE - ADD DOOR AND STAIN TO MATCH EXISTING